Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED YAHOO! INC.

CHANGE IN CONTROL EMPLOYEE SEVERANCE PLAN

FOR

LEVEL I AND LEVEL II EMPLOYEES

WHEREAS, Yahoo, Inc. (the “Company”) maintains the Amended and Restated Yahoo! Inc. Change in Control Employee Severance Plan for Level I and Level II Employees (the “Executive CIC Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has the authority under Section 5.1 of the Executive CIC Plan to amend the Executive CIC Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Executive CIC Plan as set forth herein.

NOW, THEREFORE, notwithstanding anything to the contrary in the Executive CIC Plan, the Executive CIC Plan is hereby amended as follows effective as of the date set forth below:

1.	Section 1.4 of the Executive CIC Plan is hereby amended and restated in its entirety to read as follows:

“A “Change in Control” shall be deemed to mean the first of the following events to occur after the Effective Date:

(a)	any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates);

(b)	the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(c)	the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company; or

(d)	the consummation of a sale or disposition (whether directly or by merger or other business combination) of all or substantially all of the assets of the Company to a Person or Persons in one or a series of related transactions; provided, however, that, for purposes of this paragraph (d), the assets of the Company shall not include the Company’s direct and indirect equity interests in Alibaba Group Holding Limited and Yahoo Japan Corporation.”

2.	Section 6.11 of the Executive CIC Plan is hereby amended and restated in its entirety to read as follows:

“The amendments made to this Plan in December 2008 and April 2016 (including, but not limited to, amendments to the definition of Change in Control in Section 1.4, Change in Control Protection Period in Section 1.5, Good Reason in Section 1.14, and Potential Change in Control in Section 1.19, the provisions with regard to Plan Modifications or Termination in Section 5 and the Binding Arbitration provisions in Section 7.7) were not and are not applicable in certain jurisdictions outside the United States where (i) country-specific definitions or terms and conditions were adopted in a sub-plan to the Plan in accordance with applicable law, (ii) the amendments to the Plan would modify or otherwise alter the country-specific definitions or terms and conditions as adopted in a sub-plan to the Plan in accordance with applicable law, (iii) such changes to the Plan are prohibited by applicable law, or (iv) applicable law requires the Company or its affiliates to provide notice, obtain approval or obtain consent for such amendments to the sub-plan and/or the Plan to or by local labor courts, tribunals, governmental entities, works councils, unions, employee representatives or similar bodies or employees of the Company. (For the avoidance of doubt, the December 2008 and April 2016 amendments were and are applicable for purposes of the acceleration of vesting benefit in Section 2.5, which is administered by the Company in the United States.)”

3.	Miscellaneous

(a)       Full Force and Effect. Except as expressly amended by this Amendment, all terms and conditions of the Executive CIC Plan shall remain in full force and effect.

(b)       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law or other applicable local law, which shall otherwise control.

(c)       Severability. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions herein or in the Executive CIC Plan, and this Amendment shall be construed and enforced as if such provisions had not been included.

IN WITNESS WHEREOF, this Amendment to the Executive CIC Plan is adopted as of as of this 10th day of April, 2016.

YAHOO! INC.

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

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